SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: March 5, 2004
(Date of earliest event reported):

ACTION PERFORMANCE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.: 0-21630

Arizona	86-0704792
(State or other jurisdiction of incorporation or jurisdiction)	(IRS Employer Identification No.)

1480 South Hohokam Drive
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(602) 337-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99

Item 5. Other Events

     On March 5, 2004, Action Performance Companies, Inc. issued a press release reporting that its Board of Directors declared a quarterly dividend of five cents ($0.05) per share of common stock for the quarter ending March 31, 2004. The dividend is payable on April 12, 2004 to shareholders of record at the close of business on March 19, 2004.

Item 7. Financial Statements and Exhibits

     Exhibit 99 Press release of Action Performance Companies, Inc., dated March 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2004	Action Performance Companies, Inc.

	By:	/s/ R. David Martin

	Name:	R. David Martin
	Title:	Chief Financial Officer, Secretary and Treasurer